EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact:
Katie Strohacker, Senior Director, Investor Relations
(617) 796-8232
Hospitality Properties Trust Announces First Quarter 2017 Results
First Quarter Net Income Available to Common Shareholders of $0.16 Per Share
First Quarter Normalized FFO Available to Common Shareholders of $0.91 Per Share

Newton, MA (May 10, 2017). Hospitality Properties Trust (Nasdaq: HPT) today announced its financial results for the quarter ended March 31, 2017.

	Three Months Ended March 31,
	2017	2016
	($ in thousands, except per share and RevPAR data)

Net income available for common shareholders	$25,843	$46,885
Net income available for common shareholders per share	$0.16	$0.31
Adjusted EBITDA (1)	$194,576	$187,703
Normalized FFO available for common shareholders (1)	$148,807	$140,154
Normalized FFO available for common shareholders per share (1)	$0.91	$0.93

Portfolio Performance
Comparable hotel RevPAR	$89.40	$88.49
Comparable hotel RevPAR growth	1.0%	—
RevPAR (all hotels)	$89.45	$88.67
RevPAR growth (all hotels)	0.9%	—
Coverage of HPT’s minimum returns and rents for hotels	0.88x	0.92x
Coverage of HPT's minimum rents for travel centers	1.22x	1.37x

(1)
Reconciliations of net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, to earnings before interest, taxes, depreciation and amortization, or EBITDA, and EBITDA as adjusted, or Adjusted EBITDA, and net income available for common shareholders determined in accordance with GAAP to funds from operations, or FFO, available for common shareholders, and Normalized FFO available for common shareholders, for the quarters ended March 31, 2017 and 2016 appear later in this press release.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

John Murray, President and Chief Operating Officer of HPT, made the following statement regarding today's announcement:

“HPT's first quarter 2017 comparable hotel RevPAR grew by 1% despite competition from new room supply and certain market specific impacts. We continued our steady pace of acquisition growth, took advantage of debt capital market opportunities to lower our capital costs and raised our quarterly dividend. We remain cautiously optimistic regarding performance for the balance of 2017.”

Results for the Three Months Ended March 31, 2017 and Recent Activities:

•
Net Income Available for Common Shareholders: Net income available for common shareholders for the quarter ended March 31, 2017 was $25.8 million, or $0.16 per diluted share, compared to net income available for common shareholders of $46.9 million, or $0.31 per diluted share, for the quarter ended March 31, 2016. Net income available for common shareholders includes $19.6 million, or $0.12 per diluted share, and $5.3 million, or $0.04 per diluted share, of estimated business management incentive fee expense for the quarters ended March 31, 2017 and 2016, respectively. Net income available for common shareholders for the quarter ended March 31, 2017 was reduced by $9.9 million, or $0.06 per diluted share, for the amount by which the liquidation preference for HPT's 7.125% Series D cumulative redeemable preferred shares that were redeemed during the period exceeded the carrying value for those preferred shares as of the date of redemption. The weighted average number of diluted common shares outstanding was 164.1 million and 151.4 million for the quarters ended March 31, 2017 and 2016, respectively.

•	Adjusted EBITDA: Adjusted EBITDA for the quarter ended March 31, 2017 compared to the same period in 2016 increased 3.7% to $194.6 million.

•
Normalized FFO Available for Common Shareholders: Normalized FFO available for common shareholders for the quarter ended March 31, 2017 was $148.8 million, or $0.91 per diluted share, compared to Normalized FFO available for common shareholders of $140.2 million, or $0.93 per diluted share, for the quarter ended March 31, 2016.

•
Hotel RevPAR (comparable hotels): For the quarter ended March 31, 2017 compared to the same period in 2016 for HPT’s 302 hotels that were owned continuously since January 1, 2016: average daily rate, or ADR, increased 0.9% to $125.03; occupancy increased 0.1 percentage points to 71.5%; and revenue per available room, or RevPAR, increased 1.0% to $89.40.

•
Hotel RevPAR (all hotels): For the quarter ended March 31, 2017 compared to the same period in 2016 for HPT’s 308 hotels: ADR increased 0.7% to $125.63; occupancy increased 0.1 percentage point to 71.2%; and RevPAR increased 0.9% to $89.45.

•
Coverage of Minimum Returns and Rents: For the quarter ended March 31, 2017, the aggregate coverage ratio of (x) total hotel revenues minus all hotel expenses and FF&E reserve escrows which are not subordinated to minimum returns and minimum rent payments to HPT to (y) HPT’s minimum returns and rents due from hotels decreased to 0.88x from 0.92x for the quarter ended March 31, 2016.

For the quarter ended March 31, 2017, the aggregate coverage ratio of (x) total travel center revenues less travel center expenses to (y) HPT’s minimum rent due from leased travel centers decreased to 1.22x from 1.37x for the quarter ended March 31, 2016.

As of March 31, 2017, approximately 79% of HPT’s aggregate annual minimum returns and rents were secured by guarantees or security deposits from HPT’s managers and tenants pursuant to the terms of HPT’s operating agreements.

•
Recent Property Acquisition Activities: As previously disclosed, in February 2017, HPT acquired the 483 room Hotel Allegro in Chicago, IL for a purchase price of $85.5 million, excluding acquisition related costs. HPT added this Kimpton branded hotel to its management agreement with InterContinental Hotels Group, plc (LON: IHG; NYSE: IHG (ADRs)), or InterContinental.

In March 2017, HPT acquired the 121 room Hotel Alexis in Seattle, WA for a purchase price of $71.6 million, excluding acquisition related costs. HPT added this Kimpton branded hotel to its management agreement with InterContinental.

Also in March 2017, HPT entered into an agreement to acquire the 389 room Chase Park Plaza hotel located in St. Louis, MO for a purchase price of $87.8 million, excluding acquisition related costs. HPT currently expects to complete this acquisition during the second quarter of 2017. HPT plans to re-brand this hotel to the Royal Sonesta hotel brand and add it to its management agreement with Sonesta International Hotels Corporation, or Sonesta.

In May 2017, HPT acquired from TravelCenters of America LLC (Nasdaq: TA), or TA, a newly developed travel center located in Columbia, SC for a purchase price of $27.6 million, excluding acquisition related costs. HPT added this Petro branded travel center to its TA No. 4 lease.

•
Recent Financing Activities: In January 2017, HPT issued $600.0 million aggregate principal amount of senior notes in underwritten public offerings, which included $200.0 million aggregate principal amount of 4.500% unsecured senior notes due 2023 and $400.0 million aggregate principal amount of 4.950% unsecured senior notes due 2027. The proceeds from these offerings of $593.3 million after discounts and offering expenses were used to repay amounts outstanding under HPT's revolving credit facility, to redeem, in February 2017, all of HPT's 11.6 million outstanding 7.125% Series D cumulative redeemable preferred shares for $25.00 per share plus accrued and unpaid dividends (an aggregate of $291.4 million) and for general business purposes, including acquisitions.

In March 2017, HPT repurchased at par plus accrued and unpaid interest $8.4 million of the principal amount of its outstanding 3.80% convertible senior notes due 2027 which were tendered by the holders of these notes for repurchase by HPT. In April 2017, HPT redeemed at par plus accrued and unpaid interest the remaining $47,000 of the principal amount outstanding of these notes.

Tenants and Managers: As of March 31, 2017, HPT had nine operating agreements with seven hotel operating companies for 308 hotels with 47,187 rooms, which represented 65% of HPT’s total annual minimum returns and rents, and five lease agreements with one travel center operating company for 198 travel centers, which represented 35% of HPT’s total annual minimum returns and rents.

•
Marriott Agreements: As of March 31, 2017, 122 of HPT’s hotels were operated by subsidiaries of Marriott International, Inc. (Nasdaq: MAR), or Marriott, under three agreements. HPT’s Marriott No. 1 agreement includes 53 hotels, and provides for annual minimum return payments to HPT of $68.8 million as of March 31, 2017 (approximately $17.2 million per quarter). Because there is no guarantee or security deposit for this agreement, the minimum returns HPT receives under this agreement are limited to available hotel cash flows after payment of operating expenses and funding of a FF&E reserve. During the three months ended March 31, 2017, HPT realized returns under its Marriott No. 1 agreement of $17.2 million. HPT’s Marriott No. 234 agreement includes 68 hotels and requires annual minimum returns to HPT of $106.4 million as of March 31, 2017 (approximately $26.6 million per quarter). During the three months ended March 31, 2017, HPT realized returns under its Marriott No. 234 agreement of $26.6 million. HPT’s Marriott No. 234 agreement is partially secured by a security deposit and a limited guarantee from Marriott; during the three months ended March 31, 2017, the available security deposit was replenished by $0.3 million from a share of hotel cash flows in excess of the minimum returns due to HPT for the period.  At March 31, 2017, the available security deposit from Marriott for the Marriott No. 234 agreement was $16.7 million and there was $30.7 million remaining under Marriott’s guaranty for up to 90% of the minimum returns due to HPT to cover future payment shortfalls if and after the available security deposit is depleted. HPT's Marriott No. 5 agreement includes one resort hotel in Kauai, HI which is leased to Marriott on a full recourse basis. The contractual rent due to HPT for this hotel for the three months ended March 31, 2017 of $2.5 million was paid to HPT.

•
InterContinental Agreement: As of March 31, 2017, 96 of HPT’s hotels were operated by subsidiaries of InterContinental under one agreement requiring annual minimum returns and rents to HPT of $174.4 million (approximately $43.6 million per quarter). During the three months ended March 31, 2017, HPT realized returns and rents under its InterContinental agreement of $41.6 million. HPT’s InterContinental agreement is partially secured by a security deposit. During the three months ended March 31, 2017, HPT reduced the available security deposit by $1.6 million to cover shortfalls in hotel cash flows available to pay the minimum returns due to HPT for the period.  In connection with the acquisition of the two hotels described above, InterContinental provided HPT with $12.6 million to supplement the existing security deposit. At March 31, 2017, the available InterContinental security deposit which HPT held to pay future payment shortfalls was $83.8 million.

•
Wyndham Agreement: As of March 31, 2017, 22 of HPT’s hotels were operated under a management agreement with a subsidiary of Wyndham Worldwide Corporation (NYSE: WYN), or Wyndham, requiring annual minimum returns of $27.3 million as of March 31, 2017 (approximately $6.8 million per quarter).  HPT also leases 48 vacation units in one of the hotels to Wyndham Vacation Resorts, Inc., a subsidiary of Wyndham, which requires annual minimum rent of $1.4 million (approximately $0.4 million per quarter).  The guarantee provided by Wyndham with respect to the lease is unlimited.  The guarantee provided by Wyndham with respect to the management agreement is limited to $35.7 million and as of December 31, 2016, $1.1 million remained available to cover payment shortfalls of minimum returns due to HPT under the management agreement.  During the three months ended March 31, 2017, the hotels under this agreement generated cash flows that were less than the minimum returns due to HPT and the remaining guaranty was depleted.  As of May 9, 2017, all amounts due to HPT under the management agreement and the lease have been paid to HPT.

•
Morgans Agreement: As of March 31, 2017, HPT leases one hotel to a subsidiary of Morgans Hotel Group Co., or Morgans, requiring annual minimum rent to HPT of $7.6 million as of March 31, 2017 (approximately $1.9 million per quarter). In December 2016, HPT advised Morgans that the closing of its merger with SBE Entertainment Group, LLC, or SBE, without HPT's consent was in violation of the Morgans agreement, and HPT filed an action in California for unlawful detainer against Morgans and SBE. HPT is currently engaging in discussions with Morgans and SBE regarding this matter and is pursuing remedies, which may include terminating the Morgans agreement. As of May 9, 2017, all scheduled rent payments due to HPT under the lease have been paid.

•
Other Hotel Agreements: As of March 31, 2017, HPT’s remaining 67 hotels were operated under three agreements: one management agreement with Sonesta (34 hotels), requiring annual minimum returns of $90.2 million as of March 31, 2017 (approximately $22.6 million per quarter); one management agreement with a subsidiary of Hyatt Hotels Corporation (NYSE: H), or Hyatt (22 hotels), requiring annual minimum returns of $22.0 million as of March 31, 2017 (approximately $5.5 million per quarter); and one management agreement with a subsidiary of Carlson Hotels Worldwide (11 hotels), requiring annual minimum returns of $12.9 million as of March 31, 2017 (approximately $3.2 million per quarter). Minimum returns due to HPT are partially guaranteed under the Hyatt and Carlson agreements. There is no guarantee or security deposit for the Sonesta agreement and the minimum returns HPT receives under that agreement are limited to available hotel cash flows after payment of operating expenses. The payments due to HPT under these agreements for the three months ended March 31, 2017 were paid to HPT.

•
Travel Center Agreements: As of March 31, 2017, HPT’s 198 travel centers located along the U.S. Interstate Highway system were leased to TA under five lease agreements, which required aggregate annual minimum rents of $276.2 million (approximately $69.1 million per quarter). As of March 31, 2017, all payments due to HPT from TA under these leases were current.

Conference Call:

On Wednesday, May 10, 2017, at 10:00 a.m. Eastern Time, John Murray, President and Chief Operating Officer, and Mark Kleifges, Chief Financial Officer and Treasurer, will host a conference call to discuss HPT's first quarter 2017 financial results.  The conference call telephone number is (877) 329-3720.  Participants calling from outside the United States and Canada should dial (412) 317-5434.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through Wednesday, May 17, 2017.  To hear the replay, dial (412) 317-0088.  The replay pass code is 10104365.

A live audio webcast of the conference call will also be available in a listen only mode on HPT’s website, which is located at www.hptreit.com. Participants wanting to access the webcast should visit HPT’s website about five minutes before the call. The archived webcast will be available for replay on HPT’s website for about one week after the call. The transcription, recording and retransmission in any way of HPT’s first quarter conference call is strictly prohibited without the prior written consent of HPT.

Supplemental Data:

A copy of HPT’s First Quarter 2017 Supplemental Operating and Financial Data is available for download at HPT’s website, www.hptreit.com. HPT’s website is not incorporated as part of this press release.

Hospitality Properties Trust is a real estate investment trust, or REIT, which owns a diverse portfolio of hotels and travel centers located in 45 states, Puerto Rico and Canada. HPT’s properties are operated under long term management or lease agreements. HPT is managed by the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, Massachusetts.

Please see the following pages for a more detailed statement of HPT’s operating results and financial condition and for an explanation of HPT’s calculation of FFO available for common shareholders and Normalized FFO available for common shareholders, EBITDA and Adjusted EBITDA and a reconciliation of those amounts to amounts determined according to GAAP.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER HPT USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, "WILL", “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, HPT IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON HPT’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY HPT’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•
AS OF MARCH 31, 2017, APPROXIMATELY 79% OF HPT’S AGGREGATE ANNUAL MINIMUM RETURNS AND RENTS WERE SECURED BY GUARANTEES OR SECURITY DEPOSITS FROM HPT’S MANAGERS AND TENANTS. THIS MAY IMPLY THAT THESE MINIMUM RETURNS AND RENTS WILL BE PAID. IN FACT, CERTAIN OF THESE GUARANTEES AND SECURITY DEPOSITS ARE LIMITED IN AMOUNT AND DURATION AND ALL THE GUARANTEES ARE SUBJECT TO THE GUARANTORS’ ABILITY AND WILLINGNESS TO PAY. FURTHER, WYNDHAM'S GUARANTEE OF THE MINIMUM RETURNS DUE FROM HPT'S HOTELS THAT ARE MANAGED BY WYNDHAM WAS DEPLETED TO PAY MINIMUM RETURNS DUE TO HPT FOR THE QUARTER ENDED MARCH 31, 2017. HPT DOES NOT KNOW WHETHER WYNDHAM WILL CONTINUE TO PAY THE MINIMUM RETURNS DUE TO HPT DESPITE THE DEPLETED GUARANTEE OR IF WYNDHAM WILL DEFAULT ON ITS PAYMENTS. THE BALANCE OF HPT’S ANNUAL MINIMUM RETURNS AND RENTS AS OF MARCH 31, 2017 WAS NOT GUARANTEED NOR DOES HPT HOLD A SECURITY DEPOSIT WITH RESPECT TO THOSE AMOUNTS. HPT CANNOT BE SURE OF THE FUTURE FINANCIAL PERFORMANCE OF HPT’S PROPERTIES AND WHETHER SUCH PERFORMANCE WILL COVER HPT’S MINIMUM RETURNS AND RENTS, WHETHER THE GUARANTEES OR SECURITY DEPOSITS WILL BE ADEQUATE TO COVER FUTURE SHORTFALLS IN THE MINIMUM RETURNS OR RENTS DUE TO HPT, OR REGARDING HPT’S MANAGERS’, TENANTS’ OR GUARANTORS’ FUTURE ACTIONS IF AND WHEN THE GUARANTEES AND SECURITY DEPOSITS EXPIRE OR ARE DEPLETED OR THEIR ABILITY OR WILLINGNESS TO PAY MINIMUM RETURNS AND RENTS OWED TO HPT. MOREOVER, THE SECURITY DEPOSITS HELD BY HPT ARE NOT SEGREGATED FROM HPT’S OTHER ASSETS AND THE APPLICATION OF SECURITY DEPOSITS TO COVER PAYMENT SHORTFALLS WILL RESULT IN HPT RECORDING INCOME, BUT WILL NOT RESULT IN HPT RECEIVING ADDITIONAL CASH,

•
MR. MURRAY NOTES IN THIS PRESS RELEASE THAT HPT'S COMPARABLE HOTEL REVPAR GREW 1% IN THE FIRST QUARTER OF 2017, DESPITE COMPETITION FROM NEW ROOM SUPPLY AND CERTAIN MARKET SPECIFIC IMPACTS. THIS MAY IMPLY THAT HPT'S  COMPARABLE HOTEL REVPAR GROWTH WILL CONTINUE TO GROW. HPT'S COMPARABLE HOTEL REVPAR MAY DECLINE IN FUTURE PERIODS, ESPECIALLY IF HPT'S HOTELS CONTINUE TO FACE COMPETITIVE PRESSURES FROM NEWER HOTELS,

•
MR. MURRAY STATES IN THIS PRESS RELEASE THAT HPT CONTINUED ITS STEADY ACQUISITION GROWTH, TOOK ADVANTAGE OF DEBT CAPITAL MARKET OPPORTUNITIES TO LOWER HPT'S CAPITAL COSTS AND RAISED ITS DIVIDEND. THESE STATEMENTS MAY IMPLY THAT HPT WILL CONTINUE TO GROW BY ACQUISITIONS, THAT IT WILL MAINTAIN REDUCED CAPITAL COSTS AND THAT IT WILL MAINTAIN ITS INCREASED DIVIDEND RATE OR INCREASE IT. HOWEVER, HPT MAY BE UNABLE TO IDENTIFY PROPERTIES THAT IT WANTS TO ACQUIRE OR TO NEGOTIATE ACCEPTABLE PURCHASE PRICES, ACQUISITION FINANCING, MANAGEMENT CONTRACTS OR LEASE TERMS FOR NEW PROPERTIES. IN ADDITION, HPT MAY NOT BE ABLE TO MAINTAIN THE LOWER CAPITAL COSTS IT RECENTLY ACHIEVED AND ITS CAPITAL COSTS MAY INCREASE. ALSO, HPT'S DIVIDEND RATES ARE SET AND RESET FROM TIME TO TIME BY ITS BOARD OF TRUSTEES. THE HPT BOARD CONSIDERS MANY FACTORS WHEN SETTING DIVIDEND RATES INCLUDING HPT’S HISTORICAL AND PROJECTED INCOME, NORMALIZED FUNDS FROM OPERATIONS, THE THEN CURRENT AND EXPECTED NEEDS AND AVAILABILITY OF CASH TO PAY HPT’S OBLIGATIONS, DISTRIBUTIONS WHICH MAY BE REQUIRED TO BE PAID TO MAINTAIN HPT’S QUALIFICATION FOR TAXATION AS A REAL ESTATE INVESTMENT TRUST AND OTHER FACTORS DEEMED RELEVANT BY HPT’S BOARD OF TRUSTEES IN ITS DISCRETION. ACCORDINGLY, FUTURE DIVIDEND RATES MAY BE INCREASED OR DECREASED AND THERE IS NO ASSURANCE AS TO THE RATE AT WHICH FUTURE DIVIDENDS WILL BE PAID,

•
MR. MURRAY ALSO STATES IN THIS PRESS RELEASE THAT HPT IS CAUTIOUSLY OPTIMISTIC ABOUT ITS PERFORMANCE FOR THE BALANCE OF 2017. HPT'S BUSINESS IS SUBJECT TO VARIOUS RISKS AND UNCERTAINTIES; HPT'S PERFORMANCE MAY NOT MEET ITS EXPECTATIONS DUE TO VARIOUS FACTORS, INCLUDING FACTORS BEYOND ITS CONTROL,

•
HPT HAS ADVISED MORGANS THAT THE CLOSING OF ITS MERGER WITH SBE WAS IN VIOLATION OF HPT'S AGREEMENT WITH MORGANS, HPT HAS FILED AN ACTION FOR UNLAWFUL DETAINER AGAINST MORGANS AND SBE TO COMPEL MORGANS AND SBE TO SURRENDER POSSESSION OF THE SAN FRANCISCO HOTEL WHICH MORGANS HISTORICALLY LEASED FROM HPT, AND HPT IS CURRENTLY ENGAGED IN DISCUSSIONS WITH MORGANS AND SBE REGARDING THIS MATTER. THE OUTCOME OF THIS PENDING LITIGATION AND OF THESE DISCUSSIONS WITH MORGANS AND SBE IS NOT ASSURED, BUT HPT BELIEVES MORGANS MAY SURRENDER POSSESSION OF THIS HOTEL OR THAT THE COURT WILL DETERMINE THAT MORGANS AND SBE HAVE BREACHED THE HISTORICAL LEASE. HPT ALSO BELIEVES THAT THIS HOTEL MAY REQUIRE SUBSTANTIAL CAPITAL INVESTMENT TO REMAIN COMPETITIVE IN ITS MARKET. THE CONTINUATION OF THIS DISPUTE WITH MORGANS AND SBE REQUIRES HPT TO EXPEND LEGAL FEES AND HPT BELIEVES THE RESULT OF THIS DISPUTE MAY CAUSE SOME LOSS OF RENT AT LEAST UNTIL THIS HOTEL MAY BE RENOVATED AND OPERATIONS IMPROVE. LITIGATION AND DISPUTES WITH TENANTS OFTEN PRODUCE UNEXPECTED RESULTS AND HPT CAN PROVIDE NO ASSURANCE REGARDING THE RESULTS OF THIS DISPUTE, AND

•
HPT HAS ENTERED INTO AN AGREEMENT TO ACQUIRE A HOTEL FOR A PURCHASE PRICE OF $87.8 MILLION, EXCLUDING ACQUISITION RELATED COSTS, AND HPT EXPECTS TO COMPLETE THIS TRANSACTION DURING THE SECOND QUARTER OF 2017 AND TO ADD THIS HOTEL TO ITS EXISTING MANAGEMENT AGREEMENT WITH SONESTA. THIS TRANSACTION IS SUBJECT TO CONDITIONS. THESE CONDITIONS MAY NOT BE SATISFIED. AS A RESULT, THIS ACQUISITION AND THE EXPECTED MANAGEMENT ARRANGEMENT MAY NOT OCCUR, MAY BE DELAYED OR THEIR TERMS MAY CHANGE.

THE INFORMATION CONTAINED IN HPT’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN HPT’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM HPT’S FORWARD LOOKING STATEMENTS. HPT’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, HPT DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

(end)

HOSPITALITY PROPERTIES TRUST
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(amounts in thousands, except share data)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Revenues:
Hotel operating revenues (1)	$407,587	$396,503
Rental income (2)	79,788	76,259
FF&E reserve income (3)	1,227	1,356
Total revenues	488,602	474,118

Expenses:
Hotel operating expenses (1)	282,723	276,305
Depreciation and amortization	93,451	87,271
General and administrative (4)	32,346	16,023
Acquisition related costs (5)	—	612
Total expenses	408,520	380,211

Operating income	80,082	93,907

Dividend income	626	—
Interest income	257	98
Interest expense (including amortization of debt issuance costs and debt discounts and premiums of $2,152 and $1,865, respectively)	(43,566)	(41,586)
Loss on early extinguishment of debt (6)	—	(70)
Income before income taxes and equity in earnings of an investee	37,399	52,349
Income tax expense	(356)	(375)
Equity in earnings of an investee	128	77
Net income	37,171	52,051
Preferred distributions	(1,435)	(5,166)
Excess of liquidation preference over carrying value of preferred shares redeemed (7)	(9,893)	—
Net income available for common shareholders	$25,843	$46,885

Weighted average common shares outstanding (basic)	164,120	151,402
Weighted average common shares outstanding (diluted)	164,149	151,415

Net income available for common shareholders per common share (basic and diluted)	$0.16	$0.31

See Notes on pages 10 and 11

HOSPITALITY PROPERTIES TRUST
RECONCILIATIONS OF FUNDS FROM OPERATIONS,
NORMALIZED FUNDS FROM OPERATIONS, EBITDA AND ADJUSTED EBITDA
(amounts in thousands, except share data)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Calculation of Funds from Operations (FFO) and Normalized FFO available for common shareholders: (8)
Net income available for common shareholders	$25,843	$46,885
Add: Depreciation and amortization	93,451	87,271
FFO available for common shareholders	119,294	134,156
Add: Acquisition related costs (5)	—	612
Estimated business management incentive fees (4)	19,620	5,316
Loss on early extinguishment of debt (6)	—	70
Excess of liquidation preference over carrying value of preferred shares redeemed (7)	9,893	—
Normalized FFO available for common shareholders	$148,807	$140,154

Weighted average common shares outstanding (basic)	164,120	151,402
Weighted average common shares outstanding (diluted)	164,149	151,415

Basic and diluted per common share amounts:
FFO available for common shareholders	$0.73	$0.89
Normalized FFO available for common shareholders	$0.91	$0.93
Distributions declared per share	$0.51	$0.50

	Three Months Ended March 31,
	2017	2016
Calculation of EBITDA and Adjusted EBITDA: (9)
Net income	$37,171	$52,051
Add: Interest expense	43,566	41,586
Income tax expense	356	375
Depreciation and amortization	93,451	87,271
EBITDA	174,544	181,283
Add: Acquisition related costs (5)	—	612
General and administrative expense paid in common shares (10)	412	422
Estimated business management incentive fees (4)	19,620	5,316
Loss on early extinguishment of debt (6)	—	70
Adjusted EBITDA	$194,576	$187,703

See Notes on pages 10 and 11

(1)
At March 31, 2017, HPT owned 308 hotels; 305 of these hotels were managed by hotel operating companies and three hotels were leased to hotel operating companies. At March 31, 2017, HPT also owned 198 travel centers; all 198 of these travel centers were leased to a travel center operating company under five lease agreements. HPT’s condensed consolidated statements of income include hotel operating revenues and expenses of managed hotels and rental income from its leased hotels and travel centers. Certain of HPT's managed hotels had net operating results that were, in the aggregate, $16,924 and $16,429 less than the minimum returns due to HPT in the three months ended March 31, 2017 and 2016, respectively. When the managers of these hotels fund the shortfalls under the terms of HPT’s operating agreements or their guarantees, HPT reflects such fundings (including security deposit applications) in its condensed consolidated statements of income as a reduction of hotel operating expenses. Hotel operating expenses were reduced by $6,662 and $4,377 in the three months ended March 31, 2017 and 2016, respectively, as a result of such fundings. HPT had shortfalls at certain of its managed hotel portfolios not funded by the managers of these hotels under the terms of its operating agreements of $11,889 and $12,052 in the three months ended March 31, 2017 and 2016, respectively, which represent the unguaranteed portions of HPT's minimum returns from Sonesta. Certain of HPT’s managed hotel portfolios had net operating results that were, in the aggregate, $2,791 and $8,363 more than the minimum returns due to HPT in the three months ended March 31, 2017 and 2016, respectively. Certain guarantees to HPT and security deposits held by HPT may be replenished by a share of these excess cash flows from the applicable hotel operations pursuant to the terms of the respective operating agreements or the guarantees. When these guarantees and security deposits are replenished by cash flows from hotel operations, HPT reflects such replenishments in its condensed consolidated statements of income as an increase to hotel operating expenses.  Hotel operating expenses were increased by $1,504 and $2,522 in the three months ended March 31, 2017 and 2016, respectively, as a result of such replenishments.

(2)
Rental income includes $3,008 and $3,752 in the three months ended March 31, 2017 and 2016, respectively, of adjustments necessary to record scheduled rent increases under certain of HPT’s leases, the deferred rent obligations under HPT’s travel center leases and the estimated future payments to HPT under its travel center leases for the cost of removing underground storage tanks on a straight line basis.

(3)
Various percentages of total sales at certain of HPT’s hotels are escrowed as reserves for future renovations or refurbishment, or FF&E reserve escrows. HPT owns all the FF&E reserve escrows for its hotels. HPT reports deposits by its tenants into the escrow accounts under its three hotel leases as FF&E reserve income. HPT does not report the amounts which are escrowed as FF&E reserves for its managed hotels as FF&E reserve income.

(4)
Incentive fees under HPT’s business management agreement are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in HPT’s condensed consolidated statements of income. In calculating net income in accordance with GAAP, HPT recognizes estimated business management incentive fee expense, if any, in the first, second and third quarters. Although HPT recognizes this expense, if any, in the first, second and third quarters for purposes of calculating net income, HPT does not include these amounts in the calculation of Normalized FFO available for common shareholders or Adjusted EBITDA until the fourth quarter, which is when the business management incentive fee expense amount for the year, if any, is determined. Net income includes $19,620 and $5,316 of estimated business management incentive fee expense in the three months ended March 31, 2017 and 2016, respectively.

(5)	Represents costs associated with HPT’s acquisition activities. Acquisition costs incurred during the 2017 period have been capitalized in purchase accounting pursuant to a change in GAAP.

(6)	HPT recorded a loss on early extinguishment of debt of $70 in the three months ended March 31, 2016, in connection with the redemption of certain senior unsecured notes.

(7)
On February 10, 2017, HPT redeemed all 11,600,000 of its outstanding 7.125% Series D cumulative redeemable preferred shares at the stated liquidation preference of $25.00 per share plus accrued and unpaid distributions to the date of redemption (an aggregate of $291,435). The liquidation preference of the redeemed shares exceeded the carrying amount for the redeemed shares as of the date of redemption by $9,893, or $0.06 per share, and HPT reduced net income available to common shareholders in the three months ended March 31, 2017 by that excess amount.

(8)
HPT calculates FFO available for common shareholders and Normalized FFO available for common shareholders as shown above.  FFO available for common shareholders is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income available for common shareholders calculated in accordance with GAAP, excluding any gain or loss on sale of properties and loss on impairment of real estate assets, if any, plus real estate depreciation and amortization, as well as certain other adjustments currently not applicable to HPT.  HPT’s calculation of Normalized FFO available for common shareholders differs from NAREIT’s definition of FFO available for common shareholders because HPT includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of HPT’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year, and HPT excludes excess of liquidation preference over carrying value of preferred shares redeemed, acquisition related costs expensed under GAAP and loss on early extinguishment of debt.  HPT considers FFO available for common shareholders and Normalized FFO available for common shareholders to be appropriate supplemental measures of operating performance for a REIT, along with net income, net income available for common shareholders and operating income.  HPT believes that FFO available for common shareholders and Normalized FFO available for common shareholders provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO available for common shareholders and Normalized FFO available for common shareholders may facilitate a comparison of HPT’s operating performance between periods and with other REITs.  FFO available for common shareholders and Normalized FFO available for common shareholders are among the factors considered by HPT’s Board of Trustees when determining the amount of distributions to shareholders.  Other factors include, but are not limited to, requirements to maintain HPT’s qualification for taxation as a REIT, limitations in its credit agreement and public debt covenants, the availability to HPT of debt and equity capital, HPT’s expectation of its future capital requirements and operating performance and HPT’s expected needs for and availability of cash to pay its obligations. FFO available for common shareholders and Normalized FFO available for common shareholders do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, net income available for common shareholders or operating income as an indicator of HPT’s operating performance or as a measure of HPT’s liquidity.  These measures should be considered in conjunction with net income, net income available for common shareholders and operating income as presented in HPT’s condensed consolidated statements of income. Other real estate companies and REITs may calculate FFO available for common shareholders and Normalized FFO available for common shareholders differently than HPT does.

(9)
HPT calculates EBITDA and Adjusted EBITDA as shown above.  HPT considers EBITDA and Adjusted EBITDA to be appropriate supplemental measures of its operating performance, along with net income, net income available for common shareholders and operating income. HPT believes that EBITDA and Adjusted EBITDA provide useful information to investors because by excluding the effects of certain historical amounts, such as interest, depreciation and amortization expense, EBITDA and Adjusted EBITDA may facilitate a comparison of current operating performance with HPT’s past operating performance. In calculating Adjusted EBITDA, HPT includes business management incentive fees only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of HPT’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. EBITDA and Adjusted EBITDA do not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income available for common shareholders or operating income as an indicator of operating performance or as a measure of HPT’s liquidity.  These measures should be considered in conjunction with net income, net income available for common shareholders and operating income as presented in HPT’s condensed consolidated statements of income.  Other real estate companies and REITs may calculate EBITDA and Adjusted EBITDA differently than HPT does.

(10)	Amounts represent the equity compensation for HPT’s trustees, its officers and certain other employees of HPT’s manager.

HOSPITALITY PROPERTIES TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share data)
(Unaudited)

	March 31,	December 31,
	2017	2016
ASSETS

Real estate properties:
Land	$1,604,366	$1,566,630
Buildings, improvements and equipment	7,307,972	7,156,759
Total real estate properties, gross	8,912,338	8,723,389
Accumulated depreciation	(2,590,844)	(2,513,996)
Total real estate properties, net	6,321,494	6,209,393
Cash and cash equivalents	23,772	10,896
Restricted cash (FF&E reserve escrow)	56,713	60,456
Due from related persons	68,920	65,332
Other assets, net	318,535	288,151
Total assets	$6,789,434	$6,634,228

LIABILITIES AND SHAREHOLDERS’ EQUITY

Unsecured revolving credit facility	$130,000	$191,000
Unsecured term loan, net	398,587	398,421
Senior unsecured notes, net	3,160,757	2,565,908
Convertible senior unsecured notes	47	8,478
Security deposits	100,640	89,338
Accounts payable and other liabilities	162,137	188,053
Due to related persons	24,180	58,475
Dividends payable	—	5,166
Total liabilities	3,976,348	3,504,839

Commitments and contingencies

Shareholders’ equity:
Preferred shares of beneficial interest, no par value; 100,000,000 shares authorized:
Series D preferred shares; 7 1/8% cumulative redeemable; zero and 11,600,000 shares issued and outstanding, respectively, aggregate liquidation preference of zero and $290,000, respectively	—	280,107
Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 164,268,199 shares issued and outstanding	1,643	1,643
Additional paid in capital	4,539,673	4,539,673
Cumulative net income	3,132,044	3,104,767
Cumulative other comprehensive income	61,322	39,583
Cumulative preferred distributions	(343,412)	(341,977)
Cumulative common distributions	(4,578,184)	(4,494,407)
Total shareholders’ equity	2,813,086	3,129,389
Total liabilities and shareholders’ equity	$6,789,434	$6,634,228